Exhibit 77-Q1

EXHIBITS

(g) Form of Agreement and Plan of Reorganization between the Registrant, on behalf of the Fund, and ING Funds Trust, on behalf of ING Small Cap Growth Fund, is incorporated by reference to the Registration Statement on Form N-14 as filed on December 15, 2000.